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Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

        We consent to the inclusion herein of our report dated May 7, 2014 with respect to the statements of revenues and direct operating expenses of the Crude Oil Supply and Logistics Business of Parnon Gathering Inc. for the seven months ended July 31, 2012, and the year ended December 31, 2011, and to the reference to our firm under the heading "Independent Auditors" in the prospectus.

/s/ Travis Wolff, LLP
Dallas, Texas
September 8, 2014

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  Exhibit 23.4